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                                                                   EXHIBIT 23.3


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Chiron Corporation pertaining to the Viagene, Inc. Employee Stock Purchase Plan of our report dated January 27, 1995, with respect to the consolidated financial statements of Ciba Corning Diagnostics Corp. included in the Current Report Form 8-K/A of Chiron Corporation dated January 4, 1995, as amended on March 17, 1995, filed with the Securities and Exchange Commission.


                                                           ERNST & YOUNG LLP


Boston, Massachusetts
December 15, 1995